EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-66634 of PepsiCo, Inc. on Form S-8 of our report dated June 19, 2003, on our audit of the financial statements of The Quaker 401(k) Plan for Hourly Employees as of December 31, 2002, and for the year ended December 31, 2002, which report is incorporated by reference in this Annual Report on Form 11-K.

We have not audited any financial statements of The Quaker 401(k) Plan for Hourly Employees subsequent to December 31, 2002 or performed any audit procedures subsequent to the date of our report.

/s/    WASHINGTON, PITTMAN & MCKEEVER, LLC

Chicago, Illinois

June 22, 2004